SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                       Date of Report: October 11, 2001
                       (Date of earliest event reported)

                                  PAYCHEX, INC.
          (Exact name of registrant as specified in its charter)

         DELAWARE                0-11330                 16-1124166
  (State of incorporation)      (Commission            (IRS Employer
                                 File Number)           Identification Number)

             911 PANORAMA TRAIL SOUTH, ROCHESTER, NEW YORK 14625-0397
               (Address of principal executive offices)     (Zip Code)

                                 (716) 385-6666
             (Registrant's telephone number, including area code)



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ITEM 9.  REGULATION FD DISCLOSURE

The registrant's press release dated October 11, 2001 is attached. This release announces that the Company's Board of Directors has declared an increase in the Company's quarterly dividend from $.09 per share to $.11 per share payable November 15, 2001 to shareholders of record November 1, 2001.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  PAYCHEX, INC.

Date:     October 12, 2001
                                                 /s/ B. Thomas Golisano
                                                 -----------------------
                                                 B. Thomas Golisano
                                                 Chairman, President and
                                                 Chief Executive Officer

Date:     October 12, 2001
                                                 /s/ John M. Morphy
                                                 -----------------------
                                                 John M. Morphy
                                                 Vice President, Chief
                                                 Financial Officer and
                                                 Secretary

FOR IMMEDIATE RELEASE

                John M. Morphy, Chief Financial Officer
                Paychex, Inc.      716-385-6666
                   or
                Jan Shuler
                Paychex, Inc.      716-383-3406
                Access Paychex, Inc. News Releases on the World Wide Web http://www.businesswire.com or http://www.paychex.com



                PAYCHEX ANNOUNCES INCREASE IN QUARTERLY DIVIDEND


         ROCHESTER, N.Y., October 11, 2001 - The Board of Directors of Paychex, Inc. (NASDAQ-PAYX) has declared a increase in the company's quarterly dividend from $.09 per share to $.11 per share payable November 15, 2001 to shareholders of record November 1, 2001.
         Paychex, Inc. is a leading national provider of payroll, human resource, and benefits outsourcing solutions for small- to medium-sized businesses. The company offers comprehensive payroll services, including payroll processing, payroll tax administration, and employee pay services, including direct deposit, check signing, and Readychex(Service Mark).
         Human resource and benefits outsourcing services include 401(k) plan recordkeeping, workers' compensation administration, section 125 plans, a professional employer organization, and other administrative services for business. Paychex was founded in 1971. Headquartered in Rochester, New York, the company has more than 100 offices nationwide.